                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant             /x/
Filed by a Party other
     than the Registrant            / /

Check the appropriate box:

/ /      Preliminary Proxy Statement
/ /      Confidential for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
/x/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PROVINCE HEALTHCARE COMPANY
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement no.:

         (3)  Filing Party:

         (4)  Date Filed:

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027


                                                                  April 16, 1999


TO THE SHAREHOLDERS OF
PROVINCE HEALTHCARE COMPANY

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Province Healthcare Company, to be held on Thursday, May 20, 1999, at 9:00 a.m. (Central Daylight Time) at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, TN 37027. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.

         Please read the enclosed Annual Report to Shareholders and Proxy Statement for the 1999 Annual Meeting. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is being solicited by the Board of Directors of the Company, as soon as possible so that your vote will be recorded. If you attend the meeting, you may withdraw your proxy should you wish to vote in person.

                                       Sincerely,

                                       Martin S. Rash
                                       President,  Chief Executive Officer and
                                       Chairman of the Board


Enclosures:

1. Proxy Card and Business Reply Envelope
2. 1998 Annual Report



                                    IMPORTANT

                 COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1999

                                 ---------------


TO THE SHAREHOLDERS OF
PROVINCE HEALTHCARE COMPANY

         The 1999 Annual Meeting of Shareholders of Province Healthcare Company (the "Company") will be held on Thursday, May 20, 1999, at 9:00 a.m. (Central Daylight Time) at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, for the following purposes:

              (1) To elect six nominees as directors;

              (2) To consider and approve the amendment to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan to increase the number of authorized shares;

              (3) To ratify the appointment of the accounting firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the Company's 1999 fiscal year; and

              (4) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on April 1, 1999, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.


                                            By order of the Board of Directors,
                                            Howard T. Wall III, Esq.
                                            Secretary

Nashville, Tennessee
April 16, 1999

                                    IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                           PROVINCE HEALTHCARE COMPANY

                          105 WESTWOOD PLACE, SUITE 400
                               BRENTWOOD, TN 37027

                                 --------------

                                 PROXY STATEMENT

                                 --------------

                                  INTRODUCTION


         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Province Healthcare Company (the "Company"), to be voted at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") for the purposes set forth in the accompanying notice, and at any meeting following an adjournment thereof. The Annual Meeting will be held at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, on Thursday, May 20, 1999, at 9:00 a.m. (Central Daylight Time). This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of the Company on or about April 16, 1999.

         If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder, and if no instructions are given, will be voted (a) FOR the election as directors of the nominees listed thereon and described in this Proxy Statement, (b) FOR approval of the amendment to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan, (c) FOR ratification of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the Company's 1999 fiscal year and (d) in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. The persons named as proxies in the enclosed form of proxy were selected by the Board of Directors.

         If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, the Company did not anticipate that any other matters would be raised at the Annual Meeting.

         Shareholders who sign proxies have the right to revoke them by written request to the Company at any time before they are voted. The giving of the proxy will not affect the right of any shareholder to attend the Annual Meeting and vote in person.

         The close of business on April 1, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 1, 1999, the Company had authorized 25,000,000 shares of common stock, $0.01 par value (the "Common Stock"), of which 15,722,743 shares were outstanding and entitled to vote. The Common Stock is the Company's only outstanding voting stock.

                        PROPOSAL 1: ELECTION OF DIRECTORS

INTRODUCTION

         The Bylaws of the Company (the "Bylaws") provide that the first Board of Directors shall consist of six directors; thereafter, the number of directors shall be established from time to time by resolution of the Board of Directors. The terms of the Company's current directors, Martin S. Rash, Bruce V. Rauner, Joseph P. Nolan, A.E. Brim, Michael T. Willis and David L. Steffy expire at the Annual Meeting.

         The Board of Directors has determined that the size of the Board of Directors shall be set at six directors and has nominated Messrs. Rash, Rauner, Nolan, Brim, Willis and Steffy for re-election at the Annual Meeting as directors to serve until the annual meeting of shareholders in 2000 or until their successors have been elected and qualified. Each of Messrs. Rash, Rauner, Nolan, Brim, Willis and Steffy have consented to be candidates and to serve as directors if elected.

         In accordance with the Bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of shareholders (entitled to vote in the election of directors) at which a quorum is present. The Company's Certificate of Incorporation does not provide for cumulative voting, and, accordingly, the holders of Common Stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast only one vote per share of Common Stock for each of the nominees.

         Unless your proxy specifies otherwise, the persons named in your proxy shall vote your shares for the individuals nominated by the Board of Directors. Should any nominee become unavailable for election, your shares will be voted for a substitute nominee selected by the current Board of Directors.

         The Board of Directors recommends that you vote FOR the election of the following nominees:

NOMINEES

NAME                    AGE                      BUSINESS EXPERIENCE                    DIRECTOR SINCE
----                    ---                      -------------------                    --------------

Martin S. Rash           44     President and Chief Executive Officer, Province         February 1996
                                Healthcare Company (Dec. 1996 - present); Chairman of
                                the Board, Province Healthcare Company (May 1998 -
                                present); Chief Executive Officer, Principal Hospital
                                Company ("PHC") (Feb. 1996 - Dec. 1996); Chief
                                Operating Officer, Community Health Systems, Inc.
                                (Feb. 1994 - Feb. 1996); Community Health Systems,
                                Inc. (1986 - 1996)

Bruce V. Rauner          43     Managing Principal, GTCR Golder Rauner, LLC (April      February 1996
                                1998 - Present); Principal, Golder, Thoma, Cressey,
                                Rauner, Inc. (1981 - April 1998); Director, Principal
                                Hospital Company (Feb. 1996 - Dec. 1996); Director,
                                Lason, Inc.; Director, Polymer Group, Inc.; Director,
                                Coinmach Laundry Corporation; Director, AnswerThink
                                Consulting Group; Director, Esquire Communications,
                                Ltd.

Joseph P. Nolan          34     Principal, GTCR Golder Rauner, LLC (April 1998 -        February 1996
                                Present); Principal, Golder, Thoma, Cressey, Rauner,
                                Inc. (July 1996 - April 1998); Director, Principal
                                Hospital Company (Feb. 1996 - Dec. 1996); Vice
                                President Corporate Finance, Dean Witter Reynolds
                                Inc. (May 1990 - Jan. 1994); Director, Lason, Inc.;
                                Director, Esquire Communications, Ltd.

A.E. Brim                68     Director, Chairman and Chief Executive Officer, Brim,   December 1996
                                Inc. (founding - Dec. 1996)

Michael T. Willis        54     Chairman of the Board, Chief Executive Officer and      August 1997
                                President, Metamor Worldwide, Inc. (formerly known as
                                COREStaff, Inc.) (1993 - Present); Director,
                                Southwest Bank of Texas; Director, Quanta Services,
                                Inc.

David L. Steffy          55     Director, Intensiva HealthCare Corporation              August 1997
                                (1995-1998); Director, Odyessy Healthcare, Inc.
                                (1996-present); Director, Arcadian Healthcare
                                Management (1997-present); Vice Chairman and
                                Director, Community Health Systems, Inc. (1985 -
                                1996)

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Company was incorporated in Delaware on August 7, 1997. From January 1, 1998 until December 31, 1998, the Board of Directors took one action by unanimous written consent. The Board of Directors held four regular meetings and one special meeting during that period. The Board of Directors has established the standing committees described below.

         The Compensation Committee was appointed by the Board of Directors in January 1998 to administer the Company's stock plans and recommend to the Board of Directors compensation of the Company's executive officers. The Compensation Committee is comprised of Messrs. Brim, Nolan and Willis. During 1998, the Compensation Committee held four meetings, and took two actions by unanimous written consent.

         The Audit Committee was appointed by the Board of Directors in January 1998 to recommend the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control principles. The Audit Committee is comprised of Messrs. Willis and Steffy. During 1998, the Audit Committee held five meetings.

DIRECTOR COMPENSATION

         Directors of the Company who are employees of the Company or its subsidiaries are not entitled to receive any fees for serving as directors. Non-employee directors of the Company receive a fee of $1,000 per board meeting attended and are reimbursed for out-of-pocket expenses related to the Company's business. In addition, non-employee directors of the Company are eligible to participate in the Company's 1997 Long-Term Equity Incentive Plan. Non-employee directors, however, are not eligible to participate in the Province Healthcare Company Employee Stock Purchase Plan.

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE PROVINCE HEALTHCARE COMPANY 1997
            LONG-TERM EQUITY INCENTIVE PLAN

         The Board of Directors has adopted an amendment to the Company's 1997 Long-Term Equity Incentive Plan (the "1997 Plan") to increase the number of authorized shares of Common Stock that are available for incentive awards by 1,400,000 shares. A copy of the 1997 Plan is available from the Company upon request. The following brief description and explanation is qualified in its entirety by reference to the full text of the 1997 Plan and the amendment. A copy of the amendment is attached hereto as Appendix A.

DESCRIPTION OF PROPOSED AMENDMENT

         The amendment to the 1997 Plan provides for an increase in the number of shares of Common Stock available for issuance under the 1997 Plan from 1,209,016 to 2,609,016. Options to purchase 1,163,968 shares have been granted under the 1997 Plan as of April 1, 1999. No other types of awards (i.e., restricted stock, performance awards, reload options, stock appreciation rights) have ever been issued under the 1997 Plan.

REASON FOR CHANGES

         The Board of Directors believes that this increase in shares under the Plan is necessary to enable the Company to operate a meaningful stock incentive program which constitutes a key component of the Company's executive recruitment and expansion programs. Prior to the amendment, the number of shares under the 1997 Plan constituted 7.14% of the Company's outstanding stock on a fully-diluted basis. Nearly all of these shares are subject to outstanding options. The increase will raise the percentage to 14.23%. The Board of Directors believes this level is typical for similarly-sized companies in the Company's industry peer group. Moreover, without the increase, the Company would not be able to grant meaningful incentives under the 1997 Plan.

GENERAL DESCRIPTION OF 1997 PLAN

         The 1997 Plan is administered by the Compensation Committee. The Compensation Committee may award grants of "incentive stock options," as defined in section 422 of the Code ("incentive options"), stock options that do not qualify as incentive options ("nonqualified options"), stock appreciation rights ("SARs"), reload options, restricted stock, performance awards, or any combination thereof. Awards of options and SARs to any person under the 1997 Plan cannot exceed 114,754 shares of Common Stock in any calendar year. The number of shares of Common Stock that are subject to an award, the vesting schedule and the exercise price of any option will be determined by the Compensation Committee in its discretion. However, with respect to incentive options, the exercise price may not be less than the fair market value of Common Stock on the date of grant (110% for 10% shareholders), and the maximum term is ten years from the date of grant. In addition, incentive options must terminate three months after the date on which a grantee ceases to be an employee of the Company or its subsidiaries (one year after death or disability). The Compensation Committee also may grant "reload options" at the time an option is awarded or exercised to replace options that are exercised. The exercise price of reload options is the fair market value of Common Stock on the date that the options being replaced are exercised.

         The Compensation Committee may grant SARs in tandem with stock options to any optionee pursuant to the 1997 Plan. SARs become exercisable only when and to the extent that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised. Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of Common Stock equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

         The Compensation Committee may award restricted stock subject to such conditions and restrictions, and for such duration (which shall be at least six months except as otherwise described below) as it determines in its discretion. Except as otherwise provided by the Compensation Committee, all restrictions on a grantee's restricted stock will lapse at the time of the grantee's death, disability or retirement. If a grantee's relationship with the Company terminates for any other reason, all restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

         The Compensation Committee may grant performance awards under which the recipient can earn cash payments upon achieving specified performance goals. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of Common Stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria.

         All awards granted under the 1997 Plan become fully vested upon a change in the corporate control of the Company. With respect to performance awards, a recipient shall earn at least the amount that would have been earned if the performance period ended on the change in control of the Company.

         The Board may amend or terminate the 1997 Plan in its discretion, except that no amendment will become effective without approval of the Company's shareholders if such approval is necessary for continued compliance with the incentive option requirements of section 422 of the Code, the performance-based compensation exception of Section 162(m) of the Code, or any stock exchange listing requirements. If not previously terminated by the Board, the 1997 Plan will terminate on March 3, 2007.

         As grants to be awarded under the 1997 Plan are made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the 1997 Plan are not determinable.

FEDERAL INCOME TAX CONSEQUENCES

         Tax consequences to the Company and to individuals receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive option, a nonqualified option, a reload option, SARs or a restricted stock award. An individual who exercises incentive options will not recognize income on exercise if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the incentive option. The exercise of an incentive option does, however, give rise to an adjustment under the alternative minimum tax rules. Any gain or loss on the sale of the Common Stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the incentive option is the basis for purposes of determining capital gains. For options exercised after December 31, 2000, reduced capital gains rates apply if the Common Stock is held for at least five years after the date of exercise.

         An individual who disposes of the Common Stock before the holding periods referenced above are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the incentive option and the fair market value of the Common Stock at the time of sale. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of sale. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

         Upon exercise of a nonqualified option, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the nonqualified option. Similarly, the exercise of an SAR will result in ordinary income on the value of the SAR to the individual at the time of exercise. Unless an individual makes an election under
Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of the Common Stock at the time shares of restricted stock become vested. The individual also is subject to capital gains treatment on the subsequent sale of the Common Stock acquired through a nonqualified option or restricted stock. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the nonqualified option is exercised or the restricted stock becomes vested (or transferred, if an election under Section 83(b) is made). Reload options are taxed in the same manner as incentive options and nonqualified options, depending on the type of option that is issued under the reload grant. Payments made under performance shares are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to him or her.

         Generally, the Company is not entitled to a tax deduction upon the exercise of an incentive option under the 1997 Plan. However, if the individual engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual. The Company generally is allowed to deduct from its taxable income an amount that corresponds to the ordinary income an individual recognizes with respect to options, SARs, restricted stock or performance shares at the same time the income is recognized by the individual.

REGISTRATION UNDER THE SECURITIES ACT OF 1933

         The Company intends to register the additional shares of Common Stock authorized for issuance under the 1997 Plan on a Registration Statement on Form S-8 following approval of the amendment by the shareholders.

REQUIRED VOTE

         Approval of the proposed amendment to the 1997 Plan requires the affirmative vote of a majority of the votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL
     OF THE AMENDMENT TO THE COMPANY'S 1997 LONG-TERM EQUITY INCENTIVE PLAN.

               PROPOSAL 3: RATIFICATION OF APPOINTMENT OF AUDITORS

         The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999, subject to ratification by the shareholders. Ernst & Young LLP has served as the independent auditors of the Company (or its predecessor, Principal Hospital Company) since April 1996. One or more representatives of Ernst & Young LLP are expected to be present at this year's Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is needed to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION
                    OF THE APPOINTMENT OF ERNST & YOUNG LLP.

                               EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the Company's executive officers as of April 16, 1999.

NAME                         AGE                            POSITION
----                         ---                            --------

Martin S. Rash                44     President, Chief Executive Officer and Chairman of the Board
Richard D. Gore               46     Executive Vice President and Chief Financial Officer
John M. Rutledge              41     Senior Vice President and Chief Operating Officer
James Thomas Anderson         45     Senior Vice President of Acquisitions and Development
James O. McKinney             45     Senior Vice President of Managed Operations
Howard T. Wall III            40     Senior Vice President, General Counsel and Secretary
Brenda B. Rector              51     Vice President, Controller and Chief Accounting Officer

         Mr. Gore has served as Executive Vice President and Chief Financial Officer of the Company since the Recapitalization in December 1996. From April 1996 to December 1996, Mr. Gore served as Executive Vice President and Chief Financial Officer of PHC. Mr. Gore served as Vice President and Controller of Quorum Health Group, Inc., a hospital management company, from February 1990 to April 1996.

         Mr. Rutledge has served as Senior Vice President and Chief Operating Officer of the Company since December 1996. From 1986 to October 1996, Mr. Rutledge served in several senior management positions with Community Health Systems, Inc., most recently serving as a Regional Vice President/Group Director from 1992 to October 1996.

         Mr. Anderson has served as Senior Vice President of Acquisitions and Development of the Company since January 1998. From January 1994 to January 1998, Mr. Anderson served as a Vice President/Group Director of Community Health Systems, Inc., and was its Operations Controller from September 1992 to January 1994. From April 1990 to September 1992, Mr. Anderson served as Chief Financial Officer of Clarksville Memorial Hospital in Clarksville, Tennessee, and from 1984 to April 1990, he served as Chief Executive Officer of Harton Medical Center in Tullahoma, TN.

         Mr. McKinney has served as Senior Vice President of Managed Operations of the Company and President of Brim Healthcare, Inc. since January 1997. From 1994 to 1997, Mr. McKinney served as Senior Vice President of Brim Healthcare, Inc. He served as a Vice President of Brim Healthcare, Inc. from 1990 to 1994.

         Mr. Wall has served as Senior Vice President and General Counsel of the Company since September 1997 and has served as Secretary since March 1998. From 1990 to September 1997, Mr. Wall was a partner at Waller Lansden Dortch & Davis, PLLC, a law firm based in Nashville, Tennessee, where he chaired the firm's health care group.

         Ms. Rector has served as Vice President, Controller and Chief Accounting Officer of the Company since the merger of Brim, Inc. into PHC in December 1996. From October 1996 to December 1996, Ms. Rector served as Vice President and Controller of PHC. From October 1990 to October 1996, Ms. Rector served as a Partner in Ernst & Young LLP's health care industry practice.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information with respect to ownership of the Common Stock as of April 1, 1999, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated to the knowledge of the Company, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned. The Company is unaware of any person other than those listed below that beneficially owns more than 5% of the outstanding shares of the Company's Common Stock.

                                             Number of Shares                  Percent of Common Stock
Name of Beneficial Owner                  Beneficially Owned (1)               Beneficially Owned (2)
------------------------                  ----------------------               ----------------------

Golder, Thoma, Cressey,                            2,301,258                              14.6%
  Rauner Fund IV, L.P.
  6100 Sears Tower
  Chicago, IL  60606

Bruce V. Rauner(3)                                 2,318,632                              14.7

Joseph P. Nolan(4)                                 2,307,943                              14.6

Martin S. Rash(5)(10)                                615,737                               3.9

Richard D. Gore(10)                                  423,062                               2.7

James T. Anderson(6)(10)                              44,754                               *

John M. Rutledge(7)(10)                               91,716                               *

Howard T. Wall III(8)(10)                              6,964                               *

A.E. Brim(9)                                          41,412                               *
  305 N.E. 102d Ave
  Portland, OR  97020

Michael T. Willis                                     10,000                               *
  Metamor Worldwide, Inc.
  4400 Post Oak Pkwy #1130
  Houston, TX  77027-3413

David L. Steffy(10)                                   60,000                               *

J.&W. Seligman & Co.                               1,805,132                              11.4
  Incorporated(11)
  100 Park Avenue
  New York, NY  10017

Pilgrim Baxter & Associates, Ltd.(12)              1,407,600                               8.9
  825 Duportail Road
  Wayne, PA  19087

Dresdner RCM Global Investors LLC(13)                901,250                               5.7
  Four Embarcadero Center
  San Francisco, CA  94111

Chartwell Investment Partners(14)                    819,592                               5.2
  1235 Westlakes Drive, Suite 330
  Berwyn, PA  19312

Steven P. Taylor(15)                                 156,739                               *
  305 NE 102d Ave.
  Portland, OR  97202

All executive officers and
   directors as a group (12
   persons)(16)                                    3,659,422                              23.1%


------------------------
*  Less than 1%

(1) Includes shares of Common Stock subject to options that are currently exercisable or will be exercisable within 60 days of April 1, 1999.

(2) Based on 15,722,743 shares issued and outstanding as of April 1, 1999. Shares of Common Stock subject to options that are currently exercisable or will be exercisable within 60 days of April 1, 1999 are considered to be outstanding for the purpose of determining the percent of the shares held by a holder, but not for the purpose of computing the percentage held by others.

(3) Includes 2,301,258 shares held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR Fund IV"). Golder, Thoma, Cressey, Rauner, Inc. ("GTCR") is the general partner of GTCR IV, L.P., which in turn is the general partner of GTCR Fund IV. As a principal of GTCR, Mr. Rauner may be deemed to share the power to vote and dispose of the shares held by GTCR Fund IV. Mr. Rauner disclaims beneficial ownership of the shares of Common Stock owned by GTCR Fund IV. Mr. Rauner also owns 17,374 shares individually. The address for Mr. Rauner is the same address shown for GTCR Fund IV.

(4) Includes 2,301,258 shares held by GTCR Fund IV. GTCR is the general partner of GTCR IV, L.P., which in turn is the general partner of GTCR Fund IV. As a principal of GTCR, Mr. Nolan may be deemed to share the power to vote and dispose of the shares held by GTCR Fund IV. Mr. Nolan disclaims beneficial ownership of the shares of Common Stock owned by GTCR Fund IV. Mr. Nolan also owns 6,685 shares individually. The address for Mr. Nolan is the same address shown for GTCR Fund IV.

(5) Includes 614,968 shares owned directly by Mr. Rash and 769 shares owned by the Emily Rash Trust Fund.

(6) Includes options to purchase 16,754 shares granted under the Company's 1997 Plan.

(7) Includes options to purchase 51,716 shares granted under the Company's 1997 Plan.

(8) Includes options to purchase 3,964 shares granted under the Company's 1997 Plan.

(9) Includes 40,046 shares held of record by Brim Capital Corporation, and options to purchase 1,366 shares owned by Mr. Brim individually.

(10) The address of each of Messrs. Rash, Gore, Anderson, Rutledge, Steffy and Wall is 105 Westwood Place, Suite 400, Nashville, TN 37027.

(11) Includes shares owned directly by Mr. William C. Morris, owner of a majority of the outstanding voting securities of J.&W. Seligman & Co. Incorporated. Information is as of December 31, 1998 and is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 1999.

(12) Information is as of December 31, 1998 and is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999.

(13) Information is as of December 31, 1998 and is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999.

(14) Information is as of December 31, 1998 and is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999.

(15) Mr. Taylor resigned from the Company in December 1997. However, SEC rules require inclusion of his share ownership in this table based on his status in 1998 as a "named executive officer" pursuant to Item 402(a)(3) of Regulation S-K. The number of shares shown as beneficially owned by Mr. Taylor is based solely upon information currently available to the Company.

(16) Includes options to purchase up to 89,209 shares, in the aggregate, under the Company's 1997 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. These officers, directors and shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific dates by which these reports are to be filed and the Company is required to report in this Proxy Statement any failure to file reports as required during 1998.

         Based solely upon review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that these reporting and filing requirements were complied with during 1998, except that the Company has been advised that James Thomas Anderson purchased 8,000 shares of the Company's Common Stock on November 4, 1998. Mr. Anderson did not report this purchase on a Form 4 by December 10, 1998, but subsequently reported it on a Form 5 filed January 29, 1999.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid by the Company and its subsidiaries in 1996, 1997 and 1998 to: (i) the Company's Chief Executive Officer; and (ii) the Company's four other most highly compensated executive officers as of December 31, 1998 and the Company's former Senior Vice President of Acquisitions and Development, who resigned in December 1997 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term           All Other
                                                         Annual Compensation            Compensation        Compensation
                                                         -------------------            ------------        ------------

                                                                                         Securities
Name and Principal Position       Year              Salary          Annual Bonus     Underlying Options
---------------------------       ----              ------          ------------     ------------------

Martin S. Rash(1)                 1998             $299,729                   $0                  0              $22,373
President, Chairman  and          1997              261,458              130,729                  0               15,333
  Chief Executive Officer         1996              229,166              114,583                  0                    0


Richard D. Gore(2)                1998              241,689                    0                  0               23,804
Executive Vice President          1997              181,205               90,602                  0               10,236
  and Chief Financial Officer     1996              123,958               61,979                  0                    0


John M. Rutledge(3)               1998              238,005                    0             40,000               14,520
Senior Vice President             1997              172,005               86,002            109,290                9,959
   and Chief Operating Officer    1996                7,167                    0                  0                    0


James T. Anderson(4)              1998              243,598               90,000             83,770               31,373
Senior Vice President             1997                    0                    0                  0                    0
  of Acquisition and              1996                    0                    0                  0                    0
  Development


Howard T. Wall III(5)             1998              213,750                    0             37,322               10,887
Senior Vice President,            1997               53,308               26,654                  0                    0
  General Counsel                 1996                    0                    0                  0                    0


Steven P. Taylor(6)               1998               14,666              314,000                  0              356,113
Former Senior Vice President      1997              193,166               88,000             13,661               10,595
  of Acquisitions and             1996              196,027               48,180                  0                6,436
  Development

-----------------------

(1) Mr. Rash was compensated at an annual salary of $250,000 in 1996, and he joined Principal Hospital Company ("PHC") (predecessor-in-interest by merger to the Company) upon its formation in February 1996 and became the Company's Chief Executive Officer in December 1996. All other compensation for 1998 included Company contributions of $4,800 under a 401(k) plan, $12,911 under a supplemental deferred compensation plan, $750 for Company-paid life insurance and $3,912 for Company-paid disability insurance. All other compensation for 1997 included Company contributions of $4,800 under a 401(k) plan, $7,897 under a supplemental deferred compensation plan, $740 for Company-paid life insurance and $1,946 for Company-paid disability insurance.

(2) Mr. Gore was compensated at an annual salary of $175,000 in 1996, and he joined PHC in April 1996 and became the Company's Executive Vice President and Chief Financial Officer in December 1996. All other compensation for 1998 included Company contributions of $4,800 under a 401(k) plan, $9,969 under a supplemental deferred compensation plan, $8,760 for Company-paid disability insurance and $275 for membership fees in a health club.

(3) Mr. Rutledge was compensated at an annual salary of $172,000 in 1996, and he joined the Company in December 1996. All other compensation for 1998 included Company contributions of $4,800 under a 401(k) plan and $9,720 under a supplemental deferred compensation plan.

(4) Mr. Anderson's annual bonus, unlike the other named executive officers' annual bonuses, is based exclusively on completed acquisitions. All other compensation for 1998 included $18,440 in loan interest, contributions of $3,525 under a 401(k) plan and $9,408 under a supplemental deferred compensation plan.

(5) All other compensation for 1998 included Company contributions of $3,375 under a 401(k) plan and $7,212 under the supplemental deferred compensation plan in 1998 and $300 for membership fees in a health club.

(6) Mr. Taylor resigned from the Company in December 1997. Mr. Taylor was paid the remaining portion of his employment agreement in 1998. All other compensation for 1998 included $330,941 in severance, Company contributions of $4,800 under a 401(k) plan and $20,372 under a supplemental deferred compensation plan.


      STOCK OPTION GRANTS IN LAST FISCAL YEAR

               The following table sets forth certain information regarding grants of stock options under the 1997 Plan made to the Named Executive Officers during the year ended December 31, 1998. No stock appreciation rights have been granted under the 1997 Plan.

                                                                                               POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF       PERCENT OF                                           ASSUMED ANNUAL RATES OF
                            SECURITIES     TOTAL OPTIONS                                       STOCK PRICE APPRECIATION FOR
                            UNDERLYING       GRANTED TO       EXERCISE                                OPTION TERM (2)
                             OPTIONS        EMPLOYEES IN        PRICE         EXPIRATION       -----------------------------
      NAME                   GRANTED        FISCAL YEAR     PER SHARE(1)         DATE               5%             10%
--------------------       ------------    -------------    ------------   -----------------   -------------   -------------

Martin S. Rash                   0                  0%           ---              ---                  $0.00           $0.00

Richard D. Gore                  0                  0%           ---              ---                  $0.00           $0.00

John M. Rutledge               40,000            6.3%          $16.00      February 10, 2008     $646,800.00   $1,409,200.00

James T. Anderson              10,000            1.6%          $16.00      February 10, 2008     $161,700.00     $352,300.00
                               73,770           11.6%          $16.00      February 10, 2008   $1,192,861.00   $2,598,917.00

Howard T. Wall III             27,322            4.3%          $16.00      February 10, 2008     $441,797.00     $962,554.00
                               10,000            1.6%          $16.00      February 10, 2008     $161,700.00     $352,300.00

Steven P. Taylor                 0                  0%           ---              ---                  $0.00           $0.00

----------------

(1) Based upon the fair market value of the Common Stock on the date of grant of options, as determined by the Company's Board of Directors.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

         OPTION EXERCISES AND YEAR-END VALUES

         The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options during 1998 and with respect to unexercised options at December 31, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                Number of Securities
                                                               Underlying Unexercised
                                                               Options at December 31,     Value of Unexercised In-the-Money
                                                                       1998                 Options at December 31, 1998(1)
                                                           ---------------------------     ---------------------------------
                       Shares Acquired
         Name            Exercise on     Value Realized    Exercisable   Unexercisable      Exercisable       Unexercisable
         ----            -----------     --------------    -----------   -------------      -----------       -------------

Martin S. Rash                 -                -               -              -                  -                  -
Richard D. Gore                -                -               -              -                  -                  -
John M. Rutledge               -                -            43,716         105,574          $1,368,042        $2,847,138
James T. Anderson              -                -               -            83,770               -            $1,664,929
Howard T. Wall III           3,500           $69,563          1,964          31,858             $39,035          $633,178
Steven P. Taylor               -                -               -              -                  -                  -

-------------------------
(1) Based upon the closing price of the Common Stock of $35.875 per share as reported on the Nasdaq National Market on December 31, 1998, less the exercise price of the options.

EMPLOYMENT AGREEMENTS

         The Company entered into Senior Management Agreements with Messrs. Rash and Gore effective as of December 17, 1996. Messrs. Rash and Gore are the Company's Chief Executive Officer and Chief Financial Officer, respectively, and currently receive annual base salaries determined by the Company's Board of Directors (the "Board") which will be adjusted by the Compensation Committee. Mr. Rash's annual base salary may not be less than $250,000 and Mr. Gore's salary may not be less than $175,000. Each will be eligible to receive a bonus each year of up to fifty percent (50%) of his annual base salary for such year, based on the achievement of certain operational and financial objectives. Their employment periods continue until their resignation, disability, or death, or until the Board determines that termination of their employment is in the best interests of the Company. In the event Mr. Rash's or Mr. Gore's employment is terminated by the Company without cause or as a result of death or disability, the Company has agreed to pay to such executive an amount equal to twice his annual base salary; provided that such severance payments cease upon acceptance of employment with an entity that owns and operates rural hospitals. Messrs. Rash and Gore have agreed not to compete with the Company or solicit Company employees following the termination of their employment for a period of two years in the case of Mr. Rash, or one year in the case of Mr. Gore.

         The Company entered into an Employment Agreement with Mr. Brim effective as of December 17, 1996. Mr. Brim receives an annual base salary of $121,680, to be increased in accordance with increases in the salary of similarly situated executives of the Company. Mr. Brim also is entitled to an automobile and expense allowance, and the Company pays certain club dues on his behalf. Mr. Brim's agreement terminates on the earliest to occur of his death, permanent disability, termination for cause, voluntary termination or December 17, 1999. In the event that Mr. Brim's employment is terminated without cause, the Company has agreed to pay him an amount equal to his base salary. Mr. Brim has agreed not to compete with the Company or to solicit Company employees during the term of his employment, and has agreed not to disclose confidential information regarding the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently is composed of Messrs. Brim, Nolan and Willis. Mr. Brim served as Chairman and Chief Executive Officer of Brim, Inc. until the merger with Principal Hospital Company (predecessor-in-interest by merger to the Company) in December 1996, and he is currently an employee of the Company. See "Executive Compensation -- Employment Agreements" for a description of Mr. Brim's employment agreement. Mr. Nolan is currently a Principal of GTCR Golder Rauner, LLC.

         No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity whose executive officer serves as a director of the Company.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

This report is submitted by the Compensation Committee pursuant to the rules adopted by the SEC which require disclosure with respect to compensation policies applicable to the Company's executive officers (including the Named Executive Officers), and with respect to the basis for the compensation of Martin S. Rash as the Company's Chief Executive Officer. Generally, the Compensation Committee is responsible for establishing and administering the Company's executive compensation policies and programs within the framework and strategy approved by the Board of Directors.

Compensation Strategy

The Company has developed and implemented a strategic compensation strategy designed to improve its ability to attract, retain, and motivate superior executive talent. The foundation of this strategy is a belief that executive and shareholder interests should be aligned through the extensive use of variable compensation opportunities, including both annual and long-term incentives. To this end, the Company targets base salaries at the median market level based on comparable positions in comparable organizations, and relies exclusively on annual and long-term incentives to provide total compensation opportunities at the 75th percentile market level when superior performance is achieved. This highly-leveraged compensation mix is consistent with other growth companies, and allows for executive compensation levels to move in tandem with changes in shareholder value over time.

Compensation Program

The Company currently has three primary components to its executive compensation program:

Base Salary. The Company believes that base salary ranges should reflect the competitive employment market at the 50th percentile (median) for comparable positions in comparable organizations. Individual base salary levels are established based on these guidelines, with potential adjustments to reflect any unique roles and responsibilities and/or the performance of the individual. Annual increases to base salary are determined by an annual assessment of each executive's performance, and are limited by the salary budget for the Company. For the year ended December 31, 1998, aggregate base salary levels for officers of the Company increased from $798,250 to $1,058,000, representing an average annual increase in compensation of 34% per officer.

Annual Incentives. The Company believes that incentive compensation programs should be designed to provide superior pay for superior performance. Accordingly, the Company targets total cash compensation levels (base salary plus annual incentives) at the 75th percentile of the competitive market when superior performance is achieved. For the year ended December 31, 1998, Mr. Anderson earned annual incentive compensation awards of $90,000, representing an average incentive equal to 37% of his base salary. Mr. Anderson's annual incentive award was based exclusively on completed acquisitions for the Company's acquisition and development program. With respect to the other Named Executive Officers, their bonuses are based on various other factors, including budgeted earnings and growth targets for the entire Company as set in the beginning of each year by the compensation committee. While the Company met its own internal earnings and growth targets for 1998, it did not exceed such targets sufficiently to qualify the Named Executive Officers for an annual bonus for 1998 as provided by the compensation program.

Target award opportunities for the officers of the Company under the Company's 1999 annual incentive compensation plan range from 50% to 75% of their respective base salary levels. Actual incentive awards earned under the program can be higher or lower than targeted levels based on actual net income performance at the end of the year relative to budgeted net income performance at the beginning of the year.

Long-Term Incentive. The Company believes that the interests of executives should be aligned with the interests of shareholders through the use of equity-based compensation. Accordingly, the Company makes periodic grants of stock options to key executives in order to align compensation opportunities with the creation of shareholder value. During the year ended December 31, 1998, Messrs. Anderson, Rutledge and Wall received option grants of 83,770 shares, 40,000 shares, and 37,322 shares, respectively. This represents approximately 25% of total options granted to all employees during the year ended December 31, 1998.

Stock option grant levels in 1999 will be determined using the Black-Scholes Option Pricing Model ("Black-Scholes") and are based on targeting total direct compensation (total cash compensation plus long-term incentives) opportunities at the 75th percentile market levels for comparable organizations.

CEO Compensation in 1998

The compensation program for the Chief Executive Officer falls within the general compensation strategy, framework, and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee and approved by the Board.

For the year ended December 31, 1998, Mr. Rash's base salary was set at $312,000, representing a 19.3% increase over his base salary for 1997. This base salary level is believed to be competitive at the 50th percentile for CEO's of similarly sized companies in the healthcare industry (based on the review of published survey sources and peer company data) and reflective of the Company's performance.

For the year ended December 31, 1998, Mr. Rash, like all the other Named Executive Officers of the Company (other than Mr. Anderson), did not receive an annual bonus for 1998. While the Company met its own internal earnings and growth targets for 1998, it did not exceed such targets sufficiently to qualify the Named Executive Officers for an annual bonus for 1998, as provided by the compensation program administered by the Compensation Committee.

During the year ended December 31, 1998, Mr. Rash was granted no stock options.

Internal Revenue Code Section 162(m)

The Committee believes that all compensation paid to officers of the Company during the year ended 1998 qualified for deductibility under Section 162(m) of the Internal Revenue Code.

                                            COMPENSATION COMMITTEE

                                            A.E. Brim, Chairman
                                            Joseph P. Nolan
                                            Michael T. Willis

                          COMPARATIVE PERFORMANCE GRAPH

         Rules promulgated by the SEC require that the Company include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the "Broad Index") and (b) the performance of a published industry index or peer group index, the CRSP Index for hospital companies (SIC 8060-8069) (U.S. Companies) (the "Industry Index"). The following graph compares the yearly percentage change in the return on the Company's Common Stock since February 11, 1998, the date on which the Company's Common Stock first began trading on the Nasdaq National Market, with the cumulative total return on the Broad Index and the Industry Index. The graph assumes the investment of $100 in the Company's Common Stock on February 11, 1998, the investment of $100 in the Broad Index and the Industry Index on February 11, 1998, and that with respect to each hypothetical investment, all dividends were reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     FOR THE PERIOD ENDING DECEMBER 31, 1998

                                  [LINE CHART]



------------------------------------------------------------------------------------------------
CRSP TOTAL RETURNS INDEX FOR:   2/11/98     2/27/98    3/31/98    6/30/98    9/30/98    12/31/98
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
PROVINCE HEALTHCARE             $100.000   $105.063   $132.911   $140.190   $172.468    $181.645
COMPANY
------------------------------------------------------------------------------------------------
NASDAQ STOCK MARKET             100.000     103.577    107.381    110.363     99.925     129.295
(US COMPANIES)
------------------------------------------------------------------------------------------------
NYSE/AMEX/NASDAQ STOCKS         100.000     106.984    115.625    109.763     81.581      91.764
(SIC 8060-8069 US
COMPANIES) HOSPITALS
------------------------------------------------------------------------------------------------


A. The lines represent monthly index levels derived form compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
D.   The index level for all series was set to $100.00 on 2/11/98.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


REDEMPTION OF SENIOR PREFERRED STOCK AND COMMON STOCK CONVERSION AND REPURCHASE

         In February 1998, of the estimated $67.4 million in net proceeds from the Company's initial public offering, $22.7 million was used to redeem all of the outstanding shares of the Senior Preferred Stock, which was held by Leeway & Co. In addition, in connection with the offering, all outstanding shares of Junior Preferred Stock were converted into shares of Common Stock based on the liquidation value of the Junior Preferred Stock and the initial public offering price, and the Company used a portion of the proceeds from the offering to repurchase from GTCR Fund IV and Leeway & Co. the shares of Common Stock which were issued upon conversion of 13,636 of their shares of Junior Preferred Stock for an aggregate purchase price of $14.9 million. Dividends accrued daily at a rate of 11.0% per annum on the Senior Preferred Stock and 8.0% per annum on the Junior Preferred Stock since the date of issuance. Since such repurchase, the Common Stock is the Company's only outstanding voting stock.

EXECUTIVE NOTES

         In December 1996, Brim, Inc. (a predecessor-in-interest by merger to the Company) ("Brim") was recapitalized (the "Recapitalization"). In connection with the Recapitalization, the Company loaned $112,956 to Mr. Rash and $67,768 to Mr. Gore pursuant to two promissory notes, respectively (the "Executive Notes"). In addition, in connection with the Recapitalization, Mr. Gore borrowed an additional $211,200 from the Company pursuant to a demand note (the "Demand Note") which was subsequently repaid. The Company loaned such amounts to Messrs. Rash and Gore to finance a portion of their purchase of the Company's securities pursuant to the Recapitalization. The Executive Notes and the Demand Note bear interest at a rate per annum equal to the lesser of: (i) the rate designated in The Wall Street Journal as the "prime rate" and (ii) the highest rate permitted by applicable law. The principal amount of the Executive Notes and all interest accrued thereon mature on December 17, 2002. The Executive Notes may be prepaid in whole or in part at any time.

PROFESSIONAL SERVICES AGREEMENT

         The Company had a Professional Services Agreement with Golder, Thoma, Cressey, Rauner, Inc. pursuant to which Golder, Thoma, Cressey, Rauner, Inc. provided financial and management consulting services. Under this agreement, Golder, Thoma, Cressey, Rauner, Inc. received an annual management fee of $200,000 and a fee of 1.25% of the amount of debt and equity investments, for their assistance in obtaining such investments. During 1996 and through September 30, 1997, PHC and the Company had paid or accrued an aggregate of $1.4 million and $149,590, respectively, in fees under the agreement. The Professional Services Agreement was terminated effective as of February 17, 1998, pursuant to a Termination Agreement, dated March 26, 1998.

STOCKHOLDERS AGREEMENT AND SENIOR MANAGEMENT AGREEMENTS

         In connection with the Recapitalization, and in addition to becoming parties to the Stockholders Agreement, dated December 17, 1996, Messrs. Rash and Gore entered into Senior Management Agreements with the Company, GTCR Fund IV and Leeway & Co. (as amended, the "Executive Agreements"). The Executive Agreements provide that a portion of the Common Stock purchased by each of Messrs. Rash and Gore is subject to vesting (the "Vesting Shares"). Upon completion of the Company's initial public offering in February 1998, 50% of the Vesting Shares became vested, and the remaining Vesting Shares will become vested in equal installments on the first three anniversaries of the completion of the offering. Unvested shares are subject to repurchase by the Company (or, if the Company does not elect to repurchase such shares, by GTCR Fund IV) at their original cost upon termination of executive's employment with the Company for any reason. For purposes of determining earnings per share, 100% of the Common Stock purchased by Messrs. Rash and Gore is considered outstanding. The Executive Agreements entitle the Company and GTCR Fund IV to repurchase from each of Messrs. Rash and Gore upon the termination of his employment: (i) Junior Preferred Stock and vested Common Stock at a price equal to fair market value; and (ii) unvested Common Stock at a price equal to original cost. The Stockholders Agreement entitles the Company and GTCR Fund IV to repurchase shares of the Common Stock and Junior Preferred Stock from an employee stockholder upon the termination of such employee's employment by the Company at a price equal to fair market value. The Stockholders Agreement and the Executive Agreements also contain restrictions on the transfer of the Company's securities. Pursuant to the Stockholders Agreement, the stockholders agree to consent to and participate in any sale of the Company approved by the Board and by the holders of a majority of the Common Stock. The Stockholders Agreement and the portions of the Executive Agreements which restrict the transfer of the Company's securities were terminated in February 1998 in connection with the Company's initial public offering.

REGISTRATION AGREEMENT

         In connection with the Recapitalization, the stockholders of Brim at such time (the "Original Stockholders") entered into a Registration Agreement with Brim (the "Registration Agreement"). The Registration Agreement provides for certain demand registration rights to the Original Stockholders, and to subsequent holders of the Common Stock acquired by the Original Stockholders in connection with the Recapitalization. The demand registration rights commence from and after the 180th day after the closing of the Company's initial public offering of its securities. The holders of a majority of the registrable securities held by the Original Stockholders (and their permitted transferees) other than Leeway & Co. are entitled to request two long-form registrations in which the Company pays all registration expenses and an unlimited number of short-form registrations in which the Company pays all registration expenses. Such holders are also entitled to request an unlimited number of long-form registrations in which holders of registrable securities pay their pro-rata share of registration expenses. The holders of a majority of the registrable securities held by Leeway & Co. (and their permitted transferees) are entitled to request one long-form registration in which the Company pays all registration expenses and an unlimited number of long-form registrations in which the holders of registrable securities pay their share of registration expenses. The Company is entitled to postpone a demand registration for up to one year under certain circumstances, and is not required to effect a demand registration within one year of a previous registration in which holders of registrable securities participated without reduction of the number of their included shares.

         The Registration Agreement also provides that, subject to certain limitations, the Original Stockholders (and their permitted transferees) may request inclusion of their shares in a registration of securities by the Company (other than pursuant to the initial public offering of Common Stock or a demand registration). Expenses incurred in connection with the exercise of such piggyback registration rights are borne by the Company.

                               GENERAL INFORMATION


SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 105 Westwood Place, Suite 400, Brentwood, Tennessee 37027 no later than December 18, 1999, in order to be included in the proxy statement and form of proxy for that meeting.

         The deadline for delivering to the Company notice of shareholder proposals, other than proposals to be included in the proxy statement, for the 2000 Annual Meeting of Shareholders will be March 2, 2000, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934. The persons named as proxies in the proxy statement may exercise discretionary voting authority with respect to any matter that is not submitted to the Company by such date.

COUNTING OF VOTES

         All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

         Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

         The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

         Management of the Company is not aware of any matters other than those described above which may be presented for action at the meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

         A copy of the Company's 1998 Annual Report to Shareholders is being mailed along with this Proxy Statement.

         FOR INFORMATION CONCERNING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SEC, AVAILABLE TO SHAREHOLDERS FREE OF CHARGE, PLEASE WRITE: HOWARD T. WALL III, ESQ., SECRETARY AND GENERAL COUNSEL, PROVINCE HEALTHCARE COMPANY, 105 WESTWOOD PLACE, SUITE 400, BRENTWOOD, TENNESSEE 37027.

                                       By order of the Board of Directors,
                                       Howard T. Wall III, Esq.
                                       Secretary


April 16, 1999

                                                                      APPENDIX A

                             SECOND AMENDMENT TO THE
                           PROVINCE HEALTHCARE COMPANY
                      1997 LONG-TERM EQUITY INCENTIVE PLAN

         THIS AMENDMENT (the "Amendment") to the Province Healthcare Company 1997 Long-Term Equity Incentive Plan (the "Plan") is made by Province Healthcare Company (the "Company"), to be effective on March 31, 1999.

                                    RECITALS:

         WHEREAS, the Company originally established the Plan effective March 3, 1997, and amended the Plan, effective March 24, 1998, to establish the number of shares of common stock that are available to be awarded under the Plan as affected by the reorganization of the Company;

         WHEREAS, the Company has granted options hereunder to certain individuals to purchase shares of Common Stock and, having expanded its business operations substantially, deems it necessary, appropriate and desirable to increase the number of shares of Common Stock available under the Plan by 1,400,000 shares to enable the Company to continue to provide meaningful performance incentives to its employees; and

         WHEREAS, the Company intends to seek shareholder approval of this amendment to the Plan at the next annual meeting of shareholders;

         NOW, THEREFORE, pursuant to action of the board of directors of the Company taken on March 31, 1999, the Plan is amended as follows:


1. The first paragraph of Section 4 of the Plan is restated as follows:

                  An aggregate of 2,609,016 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan. In any one calendar year, the Committee shall not grant to any one participant, options to purchase a number of shares of Common Stock in excess of 114,754. The number of shares of Common Stock referenced in this paragraph are subject to adjustment as provided in Section 15.

         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to the Plan pursuant to authorization from the Company on this 31st day of March, 1999, but to be effective as provided herein.


                                            PROVINCE HEALTHCARE COMPANY

                                            By:  _______________________________

                                            Its: _______________________________

                                                                      Appendix B

                                   PROXY CARD

                          PROVINCE HEALTHCARE COMPANY
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Martin S. Rash and Richard D. Gore, and either of them, as proxies, with full power of substitution and resubstitution, to vote all of the shares of Common Stock which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of Province Healthcare Company, to be held on Thursday, May 20, 1999, at 9:00 a.m. (Central Daylight Time) at The Holiday Inn, 760 Old Hickory Boulevard, Brentwood, Tennessee 37027, and at any adjournment thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE ABOVE NAMED PROXIES WILL VOTE (A) FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, (B) FOR APPROVAL OF THE AMENDMENT TO THE PROVINCE HEALTHCARE COMPANY 1997 LONG-TERM EQUITY INCENTIVE PLAN, (C) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND (D) IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                          (Continued on reverse side)

1. Election of Directors, Nominees: Martin S. Rash, Bruce V. Rauner, Joseph P. Nolan, A. E. Brim, Michael T. Willis and David L. Steffy.

   [ ]  FOR nominees listed            [ ]  WITHHOLD AUTHORITY to
        (except withheld to the             vote for any nominee(s).
        contrary)                           Write name of nominee(s) below:

   -------------------------------------------------------------------

                                            2. Proposal to amend the Province
                                               Healthcare Company 1997 Long-Term
                                               Equity Incentive Plan.
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                                            3. Proposal to ratify the
                                               appointment of Ernst & Young LLP
                                               as the Company's independent
                                               auditors for the fiscal year
                                               ending December 31, 1999.
                                               [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

                                             Dated:                       , 1999
                                                    ----------------------

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature, if held jointly

                                             IMPORTANT: Please sign exactly as
                                             your name or names appear on this
                                             proxy and mail promptly in the
                                             enclosed envelope. If you sign as
                                             agent or in any other capacity,
                                             please state the capacity in which
                                             you sign.


   [ ]  I EXPECT TO ATTEND THE ANNUAL MEETING.

   [ ]  I DO NOT EXPECT TO ATTEND THE ANNUAL MEETING.